UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

John D. Oil and Gas Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

  8500 Station Street ▪ Suite 100
       Mentor, Ohio 44060
May 1, 2006
Dear Fellow Stockholder:
You are cordially invited to attend the 2006 Annual Meeting of Stockholders of John D. Oil and Gas Company on Tuesday, June 13, 2006, starting at 10:00 a.m. local time at the offices of Kohrman Jackson & Krantz P.L.L., 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114.
As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors.
In addition, our management will report on our results and will be available to respond to your questions.
Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.
On behalf of the directors and management of John D. Oil and Gas Company, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

Richard M. Osborne
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Questions and Answers
PROPOSAL ONE
BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
OTHER MATTERS

JOHN D. OIL AND GAS COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2006
To the Stockholders of John D. Oil and Gas Company:
The Annual Meeting of the Stockholders of John D. Oil and Gas Company, a Maryland corporation, will be held on Tuesday, June 13, 2006, at the offices of Kohrman Jackson & Krantz P.L.L., 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114, beginning at 10:00 a.m. local time, for the following purposes:
1.	To elect eight directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on April 19, 2006, are entitled to vote at the annual meeting.
All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

Marc C. Krantz
Secretary

JOHN D. OIL AND GAS COMPANY
PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at the 2006 Annual Meeting of Stockholders to be held on Tuesday, June 13, 2006, and any postponements or adjournments of the meeting.
This Proxy Statement and the accompanying Chairman’s Letter, Notice and Proxy Card, together with our annual report on Form 10-KSB for the year ended December 31, 2005, are being sent to our stockholders beginning on or about May 1, 2006.
Questions and Answers

Q:	When and where is the annual meeting?

A:	Our 2006 Annual Meeting of Stockholders will be held on Tuesday, June 13, 2006, at 10:00 a.m. local time, at the offices of Kohrman Jackson & Krantz P.L.L., 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114.

Q:	What are stockholders voting on?

A:	Election of eight directors — Steven A. Calabrese, Terence P. Coyne, Richard T. Flenner, Jr., Mark D. Grossi, Marc C. Krantz, Gregory J. Osborne, Richard M. Osborne and Thomas J. Smith.

If a proposal other than the listed proposal is presented at the annual meeting, your signed proxy card gives authority to Gregory J. Osborne and Marc C. Krantz to vote on any additional proposal.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on April 19, 2006, the record date, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

Q:	How do stockholders vote?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposal. You have the right to revoke your proxy any time before the meeting by:

• notifying our Secretary,

• voting in person, or

• returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Gregory J. Osborne and Marc C. Krantz will vote FOR the proposal on your behalf.

Q:	Who will count the vote?

A:	Representatives of Registrar and Transfer Company, our transfer agent, will tabulate the votes. Jeffery J. Heidnik and C. Jean Mihitsch will be responsible for reviewing the vote count as election inspectors.

Q:	What shares are included on the proxy card and what does it mean if a stockholder gets more than one proxy card?

A:	The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What constitutes a quorum?

A:	As of the record date, 6,381,541 shares of our common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against such proposal. “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the annual meeting?

A:	All stockholders as of the record date, April 19, 2006, can attend.

Q:	What percentage of stock are the directors and officers entitled to vote at the annual meeting?

A:	Together, they own 3,256,628 shares of our common stock, or 51% of the stock entitled to vote at the annual meeting. (See pages 13 and 14 for more details.)

Q:	Who should I contact with questions regarding shares of stock I own?

A:	Our transfer agent is Registrar and Transfer Company. Questions on change of ownership, total shares owned, consolidation of accounts and other related stock ownership matters should be directed to: Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, 1-800-368-5948, www.rtco.com.

Q:	Who are the largest principal stockholders?

A:	• Richard M. Osborne, our Chairman of the Board and Chief Executive Officer, as sole trustee of the Richard M. Osborne Trust, sole manager of Turkey Vulture Fund XIII, Ltd. and the sole stockholder of Retirement Management Company, beneficially owns 3,626,496 shares of our common stock, or 49.3%, as of the record date. Richard Osborne’s beneficial ownership includes 151,000 shares owned by Gregory J. Osborne, our President and Chief Operating Officer, which Richard Osborne has the right to vote, and limited partnership interests in our operating partnership that are convertible into 971,966 shares of our common stock.

• Richard A. Bonner, a private investor, beneficially owns 500,000 shares of our common stock, or 7.8%, as of the record date.

Q:	When is a stockholder proposal due for the next annual meeting?

A:	In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing by January 5, 2007, to Marc C. Krantz, Secretary, John D. Oil and Gas Company, 8500 Station Street, Suite 100, Mentor, Ohio 44060, and must be in accordance with the requirements of our Bylaws and the provisions of Rule 14a-8 under the Securities Exchange Act of 1934. (See page 16 for more details.)

Q:	How does a stockholder communicate with the Board of Directors?

A:	Stockholders may send communications to our Board to C. Jean Mihitsch, Chief Financial Officer, John D. Oil and Gas Company, 8500 Station Street, Suite 100, Mentor, Ohio 44060. (See pages 16 through 17 for more details.)

Q:	How does a stockholder nominate someone to be a director of John D. Oil and Gas?

A:	Any stockholder may recommend any person as a nominee for director by writing to Marc C. Krantz, Secretary, John D. Oil and Gas Company, 8500 Station Street, Suite 100, Mentor, Ohio 44060. Recommendations for next year’s annual meeting must be received no earlier than March 14, 2007, and no later than April 14, 2007, and must be in accordance with the requirements of our Bylaws. (See page 10 for more details.)

Q:	Who pays for the solicitation expenses?

A:	The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

PROPOSAL ONE
ELECTION OF DIRECTORS
At this annual meeting, eight directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Nominees for election this year are Steven A. Calabrese, Terence P. Coyne, Richard T. Flenner, Jr., Mark D. Grossi, Marc C. Krantz, Gregory J. Osborne, Richard M. Osborne and Thomas J. Smith. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified. See pages 5 and 6 for more information.
If any director to be elected is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. We need the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the annual meeting to elect directors. Abstentions and votes withheld for directors will have the same effect as votes against.
The Board of Directors recommends that you vote FOR Mr. Calabrese, Mr. Coyne, Mr. Flenner, Mr. Grossi, Mr. Krantz, Mr. Gregory Osborne, Mr. Richard Osborne and Mr. Smith.

BOARD OF DIRECTORS
Certain information about the nominees to be elected by our stockholders is set forth below.

Name	Age	Position	Director Since
Richard M. Osborne	60	Chairman, Chief Executive Officer and Director	1998

Gregory J. Osborne	27	President, Chief Operating Officer and Director	2006

Marc C. Krantz	45	Secretary and Director	1998

Steven A. Calabrese	44	Director	1998

Terence P. Coyne	36	Director	2006

Richard T. Flenner, Jr.	63	Director	2004

Mark D. Grossi	52	Director	1998

Thomas J. Smith	62	Director	1998
Richard M. Osborne has been Chairman of the Board, Chief Executive Officer and a director of John D. Oil and Gas since September 1998. Mr. Osborne is President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963, which operates as a property developer and manufacturer of industrial gases for pipeline delivery. Mr. Osborne is the sole manager of Turkey Vulture Fund XIII, Ltd., which began operating in January 1995 to acquire, hold, sell or otherwise invest in all types of securities and other investments. He is also the Chairman of the Board of Directors of Energy West Incorporated, a publicly-held public utility company.
Gregory J. Osborne has been President and Chief Operating Officer of John D. Oil and Gas since April 2006 and a director since February 2006. From 2003 until his appointment as our President and COO, Gregory Osborne was President of Great Plains Exploration LLC, an oil and gas exploration company based in Mentor, Ohio that owns and operates oil and gas wells. From 2001 until joining Great Plains, he served as Executive Vice President of Orwell Natural Gas Company, a regulated gas public utility company operating in Ohio. Gregory Osborne also serves as a trustee of the Ohio Oil and Gas Association. He is the son of Richard Osborne, our Chairman of the Board and Chief Executive Officer.
Marc C. Krantz has been Secretary and a director of John D. Oil and Gas since September 1998. Mr. Krantz is the managing partner of the law firm of Kohrman Jackson & Krantz P.L.L. and has been with the firm since 1992.
Steven A. Calabrese has been a director of John D. Oil and Gas since September 1998. Mr. Calabrese serves as managing partner of Calabrese, Racek and Markos, Inc., CRM Construction, Inc. and CRM Environmental Services, Inc., firms that specialize in evaluation, management, construction and environmental assessment services for commercial and industrial real estate.

Terence P. Coyne has been a director of John D. Oil and Gas since February 2006. Mr. Coyne has been a commercial real estate broker with Grubb & Ellis, a publicly-traded commercial real estate services firm, since 1996, representing parties in the acquisition and disposition of commercial real estate.
Richard T. Flenner, Jr. has been a director of John D. Oil and Gas since 2004. Mr. Flenner has served as President, Chief Executive Officer and a director of Lake National Bank, a national bank located in Mentor, Ohio, since it was founded in January 2005. Lake National Bank is controlled by Richard Osborne’s father. Formerly, Mr. Flenner was President, Chief Executive Officer and a director of Great Lakes Bank and its holding company, GLB Bancorp, Inc., from July 1994 to October 2003, at which time the bank was purchased by Sky Financial Group, Inc.
Mark D. Grossi has been a director of Liberty since September 1998. Mr. Grossi was employed as Executive Vice President of Charter One Financial, Inc., a publicly-traded bank holding company, and Executive Vice President and Chief Retail Banking Officer of its subsidiary, Charter One Bank, from 1992 through September 2004, at which time Charter One Financial was purchased by Citizens Financial Group, Inc., a wholly owned subsidiary of The Royal Bank of Scotland Group plc. Mr. Grossi also serves as a director of Energy West Incorporated, a publicly-held public utility company.
Thomas J. Smith has been a director of John D. Oil and Gas since 1998. From 1998 through April 2006, Mr. Smith also served as our President and Chief Operating Officer. In April 2006, Mr. Smith began serving as President of Gas Natural, Inc., a holding company for natural gas local distribution companies. Mr. Smith is also a director of Energy West Incorporated, a publicly-held public utility company.
2005 Director Compensation
In 2005, Mr. Calabrese, Mr. Grossi and Mr. Krantz each received $15,000 and Mr. Flenner received $5,000 in compensation for their service as directors in 2005 and prior years. Richard Osborne and Mr. Smith receive no compensation as directors.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of reports or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in 2005.

Attendance of the Board of Directors at Meetings
In 2005, the Board of Directors met once and acted by unanimous written consent twice. During 2005, all members of the Board of Directors participated in all Board meetings.
Directors are also strongly encouraged to attend the annual meeting of stockholders, either in person or by teleconference. All directors attended last year’s annual meeting either in person or by teleconference.
Committees of the Board of Directors
Compensation Committee
The compensation committee is currently comprised of Mr. Calabrese and Mr. Grossi. The compensation committee establishes the compensation of our executive officers and administers our 1999 Stock Option and Award Plan. The compensation committee did not meet in 2005.
Audit Committee
A description of the audit committee is contained in the following audit committee report.
AUDIT COMMITTEE REPORT
Our audit committee, which is comprised of Mr. Calabrese, Mr. Flenner and Mr. Grossi, operates under a written charter setting forth the committee’s responsibilities and authority. This charter, filed with the SEC as Annex A to our 2004 proxy statement, was amended and restated on March 1, 2004 to fully comply with new SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The charter is reviewed and assessed annually by the audit committee. The audit committee also serves as the qualified legal compliance committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002.
Each member of the audit committee satisfies the regulations of the National Association of Securities Dealers (“NASD”) governing audit committee composition, including the requirement that all audit committee members be “independent” as defined in applicable NASD regulations. Mr. Grossi serves as the audit committee financial expert, as defined by the SEC. The audit committee met four times in 2005. Mr. Calabrese attended three meetings, Mr. Flenner attended all four meetings and Mr. Grossi attended three meetings.
Our audit committee assists the Board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee is directly responsible for the engagement of our independent auditor and reviews and approves all services performed for us by the independent auditor. The audit committee also reviews the independent auditors’ internal quality control procedures, reviews all relationships between the independent auditor and John D. Oil and Gas in order to assess the auditors’ independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by the independent auditor. In addition, the audit committee ensures the regular rotation of the lead audit partner.
In connection with our December 31, 2005, audited financial statements, the audit committee reviewed and discussed the financial statements with management. The audit committee also discussed with our independent auditors, Grant Thornton LLP, the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent auditors a formal written statement describing all relationships between the independent auditor and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors’ independence, the audit committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.
Based on the audit committee’s review and discussions with management and our independent auditors, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC.

Audit Committee
Steven A. Calabrese
Richard T. Flenner, Jr.
Mark D. Grossi
Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to us by our independent auditors, Grant Thornton LLP, for the fiscal years ended December 31, 2005 and 2004:

Category	2005	2004
Audit Fees	$56,500	$53,043
Audit-Related Fees	$27,500	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$84,000	$53,043
Audit Fees. These are fees for professional services rendered by Grant Thornton for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-QSB, and services that are typically rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are fees for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include employee benefit plan audits, general assistance with implementation of the requirement of SEC rules promulgated pursuant to the Sarbanes-Oxley Act of 2002, and consulting on financial accounting and reporting. In 2005, these included fees relating to the sale of substantially all of our assets to U-Store-It.
Tax Fees. These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning. These services include the review of tax returns, and consulting on tax planning matters. There were no tax fees for the fiscal years ended December 31, 2005 and 2004.
All Other Fees. There were no fees billed by Grant Thornton for other services not described above for the fiscal years ended December 31, 2005 and 2004.
Representatives of Grant Thornton will attend the annual meeting to answer appropriate questions and make statements if they desire.
On April 4, 2006, Grant Thornton notified us that it had declined to stand for re-appointment as our independent auditors. Grant Thornton provided no further services after the completion of its December 31, 2005 audit. Grant Thornton declined to stand for re-appointment as a result of the June 2005 change in our business plan that permitted us to enter into the oil and natural gas exploration business.
Grant Thornton’s report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. Further, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.
On April 4, 2006, Hausser + Taylor, LLC was engaged as our independent auditors for the fiscal year 2006. The resignation of Grant Thornton and appointment of Hausser + Taylor were approved by our Board of Directors. Representatives of Hausser + Taylor will not attend the annual meeting.
Audit Committee Pre-Approval Policies and Procedures
Before the auditors are engaged by John D. Oil and Gas to render audit or permissible non-audit services, the audit committee approves the engagement. The audit committee also reviews the scope of any audit and other assignments given to our auditors to assess whether these assignments would affect their independence. In 2005, our audit committee reviewed all services provided by Grant Thornton to ensure that they were within the scope previously approved by the audit committee.

Director Nominating Process
The Board of Directors does not have a nominating committee. Instead, the Board believes it is in the best interests of the company to rely on the insight and expertise of all directors in the nominating process.
The Chairman of the Board generally recommends qualified candidates for director to the full Board and nominees are approved by a majority of our Board members. Nominees are not required to possess specific skills or qualifications, however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to John D. Oil and Gas. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.
The Board of Directors considers nominees recommended by stockholders according to the same criteria. A stockholder desiring to nominate a director for election at our 2007 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Bylaws, to our Secretary at our principal executive office no earlier than March 14, 2007, and no later than April 14, 2007. The notice must include as to each person whom the stockholder proposes to nominate for election or re-election as director
•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the written consent of the person to being named in the proxy as a nominee and to serving as a director,

•	the class and number of our share of stock beneficially owned by the person, and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of director pursuant to Rule 14a under the Exchange Act;
and as to the stockholder giving the notice
•	the name and record address of the stockholder, and

•	the class and number of our shares beneficially owned by the stockholder.
We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.
Code of Ethics
On March 1, 2004, our Board of Directors adopted a code of conduct and ethics that applies to all officers, directors and employees of John D. Oil and Gas, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. The code was filed with the SEC as Annex B to our 2004 proxy statement.

EXECUTIVE OFFICERS
Set forth below are the names, ages, positions and certain other information concerning our current executive officers:

Name	Age	Position
Richard M. Osborne *	60	Chairman of the Board, Chief Executive Officer and Director

Gregory J. Osborne *	27	President, Chief Operating Officer and Director

C. Jean Mihitsch	58	Chief Financial Officer and Assistant Secretary

Jeffery J. Heidnik	44	Vice President of Operations

*	Biographical information for Richard Osborne and Gregory Osborne can be found under “Board of Directors.”
C. Jean Mihitsch has been Chief Financial Officer and Assistant Secretary of John D. Oil and Gas since January 2004. Prior to joining John D. Oil and Gas, from 1998 to 2003, Ms. Mihitsch held the position of Chief Financial Officer at GLB Bancorp, Inc., a publicly-traded bank holding company. Ms. Mihitsch joined Great Lakes Bank, GLB Bancorp’s subsidiary, in 1995 as Controller and has over 20 years of financial experience.
Jeffrey J. Heidnik has been Vice President of Operations of John D. Oil and Gas since December 1999. Mr. Heidnik has worked for Richard Osborne since 1980. In 1986, he began building and managing self-storage projects and gradually assumed full responsibility for managing the operations of our storage sites.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
The following table summarizes the compensation paid by us to our former President and Chief Operating Officer. No other officer earned more than $100,000 annually for the fiscal years ended 2005, 2004 and 2003. Richard M. Osborne receives no compensation for serving as our Chairman of the Board and Chief Executive Officer.

						Long-Term
						Compensation
						Awards
						Securities
Name and		Annual Compensation				Underlying	All Other
Principal Position	Year	Salary		Bonus		Options	Compensation
Thomas J. Smith	2005	$33,000	(1)	$150,000	(2)	—	$350,000 (3)
Former President	2004	125,000		—		—	—
and Chief Operating Officer	2003	125,000		—		—	—

(1)	Includes compensation through March 2005. Please see “Employment Agreements” below.

(2)	Bonus paid upon completion of the sale of substantially all of our assets to U-Store-It in March 2005.

(3)	Fee paid by Richard Osborne personally from distributions he and his affiliated entity received from our operating partnership in recognition of Mr. Smith’s contribution in closing the sale of our assets to U-Store-It.
Option Grants in 2005
No options were granted during the fiscal year ended December 31, 2005.
Option Values at Year-End 2005
The following table summarizes information with respect to the number of unexercised options held by our executive officers as of December 31, 2005. No executive officer exercised any options in 2005.

Number of Shares Underlying
	Unexercised Options at		Value of In-The-Money Options
	December 31, 2005		at December 31, 2005*
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas J. Smith	100,000	-0-	$3,750	-0-

*	Based on the difference between the exercise price of the options and $0.60, the closing price per share of our common stock on December 22, 2005.
Employment Agreements
We were a party to an employment agreement with Mr. Smith, which commenced on December 28, 1999 and renewed automatically for one year periods until it was terminated in March 2005 as a result of Mr. Smith’s reduced duties and obligations to us after the sale of substantially all of our assets. On April 7, 2006, Mr. Smith resigned as President and Chief Operating Officer. Pursuant to his prior employment agreement, Mr. Smith received an annual salary of $125,000, bonuses at the discretion of our Board of Directors, and the use of a company car.
Gregory Osborne, our current President and Chief Operating Officer, does not have an employment agreement with John D. Oil and Gas.

PRINCIPAL STOCKHOLDERS
The following table sets forth the amount and nature of the beneficial ownership of our common stock as of April 19, 2006 by:
•	each person known by us to own more than 5% of the outstanding shares,

•	each director,

•	each executive officer, and

•	all our directors and executive officers as a group.

	Beneficial Ownership (1)
				Convertible
Name and Address (2)	Shares		Options (3)	Securities		Total		Percent

Richard M. Osborne	2,654,530	(4)	—	7,057,820	(5)	3,626,496	(6)	49.3%

Richard M. Osborne Trust 8500 Station Street, Suite 113 Mentor, Ohio 44060	2,206,186	(7)	—	—		2,206,186		34.6%

Richard A. Bonner PO Box 1359 Middlefield, Ohio 44062	500,000	(8)	—	—		500,000		7.8%

Steven A. Calabrese	290,265		—	—		290,265		4.6%

Terence P. Coyne	200,000		—	—		200,000		3.1%

Gregory J. Osborne	151,000		—	—		151,000		2.4%

Thomas J. Smith	55,000		100,000	49,753	(9)	161,852	(10)	2.5%

Mark D. Grossi	51,050		—	—		51,050		*

Marc C. Krantz	5,000		—	—		5,000		*

Jeffrey J. Heidnik	783		25,000	—		25,783		*

Richard T. Flenner, Jr.	—		—	—		—		—

C. Jean Mihitsch	—		—	—		—		—

All directors and officers as a group (10 individuals)	3,256,628		125,000	7,107,573		4,360,446		58.3%

*	less than 1%

(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of common stock owned.

(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o John D. Oil and Gas Company, 8500 Station Street, Suite 100, Mentor, Ohio 44060.

(3)	Includes options to purchase shares that are presently or will become exercisable in 60 days.

(4)	Includes: (i) 2,206,186 shares owned by the Richard M. Osborne Trust, an Ohio trust of which Richard Osborne is the sole trustee; (ii) 297,344 shares owned by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company of which Richard Osborne is the sole manager; and (iii) 151,000 shares owned by Gregory Osborne which Richard Osborne has the right to vote.

(5)	Includes 5,188,528 Class A limited partnership interests of LSS I Limited Partnership, a Delaware limited partnership, owned by Richard Osborne that are presently convertible into 714,537 shares of our common stock, and 1,869,292 Class A limited partnership interests of LSS I owned by Retirement Management Company, of which Richard Osborne is the sole stockholder, that are presently convertible into 257,429 shares of our common stock.

(6)	Includes: (i) 2,206,186 shares owned by the Richard M. Osborne Trust; (ii) 297,344 shares owned by Turkey Vulture Fund XIII, Ltd.; (iii) 151,000 shares owned by Gregory Osborne which Richard Osborne has the right to vote; (iv) Class A limited partnership interests of LSS I owned by Richard Osborne that are presently convertible into 714,537 shares of our common stock; and (v) Class A limited partnership interests of LSS I owned by Retirement Management Company that are presently convertible into 257,429 shares of our common stock.

(7)	Richard Osborne is the sole trustee of the Richard M. Osborne Trust and may be deemed to be the beneficial owner of all of the shares of common stock held by the Trust.

(8)	Shares purchased on April 18, 2006 in our private placement.

(9)	Includes 49,753 Class A limited partnership interests of LSS I owned by Mr. Smith that are presently convertible into 6,852 shares of our common stock.

(10)	Includes: (i) Class A limited partnership interests of LSS I owned by Mr. Smith that are presently convertible into 6,852 shares of our common stock; and (ii) 100,000 options to purchase common shares that are presently exercisable.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In connection with the proxy solicitation by Meridian ‘83 Shareholders’ Committee for Growth, Turkey Vulture Fund XIII, Ltd. incurred expenses of $102,613. Richard M. Osborne, John D. Oil and Gas’ Chairman of the Board and Chief Executive Officer, is the sole manager of the Fund. Our board subsequently authorized the expense reimbursement because of the benefit to John D. Oil and Gas of the proxy solicitation. We paid this expense on April 5, 2005, upon the close of the sale of substantially all of our assets to U-Store-It, L.P.
Richard Osborne is the sole manager of Liberty Self-Stor II, Ltd., an Ohio limited liability company, which is the owner of a truck rental business, which makes trucks available for short-term rental to the general public, including tenants of our self-storage facilities, and provides for the retail sale of locks, boxes, packing materials, propane gas and related merchandise at the self-storage facilities. John D. Oil and Gas has entered into a cost sharing agreement with Liberty Self-Stor II with respect to the sharing of employees and space at the offices of the self-storage facilities for the benefit of both companies. As of December 31, 2005 and December 31, 2004, we owed Liberty Self-Stor II $16,422 and $362,241, respectively, associated with these transactions, as well as for cash advances between the companies, and on April 5, 2005, we paid Liberty Self-Stor II $333,789 associated with these transactions.
On December 28, 1999, our stockholders approved the lease of our executive offices from OsAir, Inc., a company owned by Richard Osborne. The rent for the initial term was $4,000 per month. The lease had a five-year term which expired in December 2004, with a five-year renewal option at $5,000 per month. A new lease was negotiated on July 1, 2005 with a five-year term for $1,300 per month. As of December 31, 2005 and 2004, $37,800 and $48,000, respectively, of this related party expense is included in general and administrative expenses.
OsAir, a company owned by Richard Osborne as described in the previous paragraph, employed a maintenance person from John D. Oil and Gas. At December 31, 2004, OsAir owed us $13,427, associated with payroll and related benefits for this maintenance person. The balance was repaid after the completion of the sale of our assets to U-Store-It.
John D. Oil and Gas had an unsecured note payable to Richard Osborne in the amount of $591,910 and $1.3 million at December 31, 2005 and 2004, respectively. The note bore interest at 7.25% and required monthly interest payments of $3,576 with the principal due in full on November 30, 2007. While the loan was interest only, the principal amount of the loan as of December 31, 2005 was reduced to $591,910, due to payments to Richard Osborne in 2005. In order to finance our acquisition of oil and gas wells and for general working capital, we issued a new revolving demand note to the Richard M. Osborne Trust, of which Richard Osborne is the sole trustee, in the original principal amount of $1.3 million. In addition to the purchase of wells, the proceeds of this loan were used to pay off the prior $1.3 million note to Richard Osborne. The revolving note bears interest at the prime rate reported by FirstMerit Bank, N.A. (7.75% on January 1, 2006) and is payable on demand. The note is unsecured.
Interest expenses on related party notes payable was $81,737 and $57,299 in 2005 and 2004, respectively.
John D. Oil and Gas is due $59,632 at December 31, 2005 and $59,624 at December 31, 2004 from various entities affiliated with Richard Osborne for administrative and accounting services rendered by John D. Oil and Gas on behalf of those other entities.
On April 5, 2005, John D. Oil and Gas was paid a balance of $264,732 from various companies owned by Richard Osborne for amounts they owed us. At December 31, 2004, these companies owed us $198,707 net of any amounts we owed them.
Effective January 1, 2006, in connection with our entry into the oil and gas business, we purchased nine wells and the associated leases from Great Plains Exploration, LLC for $177,477. Great Plains is owned by Richard Osborne.
We entered into an oil and gas operations and purchase agreement with Great Plains to manage our wells effective January 1, 2006. Under the agreement, Great Plains manages drilling and well operations and agrees to purchase our gas production at the same prices that it receives from third party purchasers, less the cost of gathering and transportation. Great Plains sells a portion of the gas it purchases from us to Orwell Natural Gas Company, a public utility that is owned by

Richard Osborne. To transport our gas, Great Plains uses the Little Inch pipeline, owned by Orwell Trumbull Pipeline, LLC, which is also owned by Richard Osborne. The agreement is for a term of one year, renewable automatically unless cancelled by either party.
On February 28, 2006, we entered into separate agreements to sell to the Osborne Trust and Terence P. Coyne, a newly-appointed director, a total of 2.2 million shares of our common stock for a total offering price of $1.1 million. The Osborne Trust purchased 2.0 million shares at a price of $0.50 a share and Mr. Coyne purchased 200,000 shares at a price of $0.50 a share.
Also on February 28, 2006, we entered into a registration rights agreement with the Osborne Trust and any other stockholders who become parties to the agreement pursuant to its terms, which provides, among other things, certain piggyback registration rights to the stockholders who are parties to the agreement and that we will file a registration statement with the Securities and Exchange Commission upon the demand of the Osborne Trust. Mr. Coyne became a party to the registration agreement on February 28, 2006.
Marc C. Krantz, a director and secretary of John D. Oil and Gas, is the managing partner of the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us.
Unless required by law or our Articles of Incorporation or Bylaws, future related party transactions will be approved solely by our Board of Directors and only if the transactions are:
•	on terms at least as favorable as those that we could obtain from unrelated parties,

•	for bona fide business purposes, and

•	approved by a majority of disinterested and non-employee directors.
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
A stockholder intending to present a proposal to be included in our proxy statement for our 2007 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Bylaws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than January 5, 2007. The notice must set forth as to each matter the stockholder proposes to bring before the meeting:
•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the stockholder proposing such business,

•	the class and number of shares of our common stock that are beneficially owned by the stockholder, and

•	any material interest of the stockholder in such business.

Our Board of Directors also provides a process for our stockholders to send communications to the Board. Stockholders may mail any communications to our Chief Financial Officer at 8500 Station Street, Suite 100, Mentor, Ohio 44060. The CFO will review all communications and forward to the Board of Directors all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular director or committee of the Board will be forwarded to that director or committee. All other communications will be forwarded to the Chairman for the review of the entire Board.
OTHER MATTERS
Our Board of Directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.
You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Marc C. Krantz
Secretary
May 1, 2006

[FRONT]

PROXY	JOHN D. OIL AND GAS COMPANY	PROXY
ANNUAL MEETING OF STOCKHOLDERS, JUNE 13, 2006
1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114
10:00 a.m. local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Gregory J. Osborne and Marc C. Krantz, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of John D. Oil and Gas Company to be held on June 13, 2006, at 1375 East Ninth Street, 20th Floor, Cleveland, Ohio 44114, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the May 1, 2006 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of John D. Oil and Gas Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

1.	Election of Steven A. Calabrese, Terence P. Coyne, Richard T. Flenner, Jr., Mark D. Grossi, Marc C. Krantz, Gregory J. Osborne, Richard M. Osborne and Thomas J. Smith as directors.

FOR / / WITHHELD / /
FOR, EXCEPT WITHHELD FROM THE FOLLOWING NOMINEE(S): / /

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.
[BACK]

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated: , 2006

Signature

Signature if held jointly

I plan to attend the meeting: Yes ☐ No ☐
This proxy will be voted FOR all nominees unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.